     As filed with the Securities and Exchange Commission on August 4, 1995
                                               Registration No. 33-
                                                                   -------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               HABERSHAM BANCORP
- --------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            GEORGIA                                   58-1563165
- --------------------------------------------------------------------------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

          HIGHWAY 441 NORTH, P.O. BOX 1980, CORNELIA, GEORGIA 30531
- --------------------------------------------------------------------------------
             (Address of principal executive offices and zip code)

                               HABERSHAM BANCORP
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
                           (Full Title of the Plan)
- --------------------------------------------------------------------------------

                            KATHRYN L. KNUDSON, ESQ.
                       POWELL, GOLDSTEIN, FRAZER & MURPHY
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                            ATLANTA, GEORGIA 30303
- --------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (404)  572-6600
- --------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------
                                            Proposed               Proposed
Title of                                    Maximum                Maximum
Securities          Amount                  Offering               Aggregate              Amount of
to be               to be                   Price                  Offering               Registration
Registered          Registered              Per Share              Price                  Fee
- -----------------------------------------------------------------------------------------------------------------
Common
Stock, $1.00        350,000                 $12.00 (2)             $4,200,000.00 (3)      $1,449.00
par value           shares(1)
- -----------------------------------------------------------------------------------------------------------------

(1) Representing shares to be issued and sold by the Registrant upon the exercise of options granted or to be granted under the Habersham Bancorp Amended and Restated Incentive Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for July 31, 1995.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 (File No. 0-13153);

     (2) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995 (File No. 0-13153);

     (3) The Registrant's Current Report on Form 8-K, date of event reported June 30, 1995 (File No. 0-13153);

     (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 0-13153).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Bylaws provide that directors and officers of the Registrant will be indemnified by the Registrant against all actual expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant; provided that such director or officer will not be entitled to indemnification if (i) such director or officer is adjudged guilty of or liable for gross negligence in the performance of his or her duties; (ii) such director or officer is adjudged guilty of or liable for willful misconduct or criminal acts in connection with the performance of his or her duties; and
(iii) the action or suit giving rise to the director's or officer's liability is settled in a way not meeting the requirements set forth in the Registrant's Bylaws. The Bylaws also provide that the right of directors and officers to indemnification is not exclusive of any other right now possessed or hereafter acquired under any statute, agreement or otherwise.

     The Registrant's Articles of Incorporation provide that directors of the Registrant will not be personally liable for monetary damages to the Registrant or its shareholders for breaches of their fiduciary duty as directors, except for (i) any appropriation, in violation of a director's duties, of any business opportunity of the Registrant; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability arising in connection with a director taking the types of actions described in Section 14-2-640(c), or any successor section thereto, of the Official Code of Georgia Annotated (pertaining to illegal distributions to shareholders); or (iv) any transaction from which a director derives an improper material tangible personal benefit. The Registrant's Articles of Incorporation further provide that, should the Official Code of Georgia Annotated be amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Official Code of Georgia Annotated, as so amended. This provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Registrant).

     Subject to certain conditions set forth in the Plan, directors are entitled, in addition to any other rights of indemnification to which they may be entitled as directors or as members of the committee administering the Plan, to be indemnified by the Registrant against reasonable expenses (including attorneys' fees) they may incur: (i) in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein; or (ii) in connection with any amounts paid by them in settlement of any action, suit or proceeding or in satisfaction of any judgment with respect thereto, arising in connection with their administration of the Plan. Indemnification will be available to directors except for those proceedings where the director is judged to be liable for negligence or misconduct in the performance of his or her duties.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                                Description
- -------                              -----------

4(a) Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(a) to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on April 21, 1995 (Reg. No. 33-57915)).

4(b) Bylaws, as amended, of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1989, previously filed with the Securities and Exchange Commission), together with an amendment thereto (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1990, previously filed with the Securities and Exchange Commission (File No. 0-13153)).

5 Opinion of Counsel, Powell, Goldstein, Frazer & Murphy, with respect to the securities being registered.

10               Habersham Bancorp Amended and Restated Incentive Stock
                 Option Plan (Incorporated herein by reference to Exhibit 10.2 to the Registrant's Form 10-KSB for the fiscal year and December 31, 1993, previously filed with the Securities and Exchange Commission (File No. 0-13153)).

23(a)            Consent of counsel (included in Exhibit 5).

23(b)            Consent of Deloitte & Touche LLP, independent auditors.

24               Power of Attorney (see signature pages to this Registration
                 Statement).


ITEM 9.  UNDERTAKINGS.

     (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 4th day of August, 1995.

                               HABERSHAM BANCORP


                               By: /s/ David D. Stovall
                                  ---------------------------------------------
                                       David D. Stovall
                                       President and Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David D. Stovall and Edward D. Ariail as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on August 4, 1995 by the following persons in the capacities indicated.


/s/ Thomas A. Arrendale, Jr.                Chairman of the Board and Director
- ---------------------------------------
Thomas A. Arrendale, Jr.


/s/ Thomas A. Arrendale, III                Vice Chairman of the Board
- ---------------------------------------     and Director
Thomas A. Arrendale, III


/s/ David D. Stovall                        President, Chief Executive Officer
- ---------------------------------------     and Director (principal executive,
David D. Stovall                            financial and accounting officer)



/s/ James Holcomb                           Director
- ---------------------------------------
James Holcomb


                                            Director
- ---------------------------------------
James A. Stapleton, Jr.


                                            Director
- ---------------------------------------
C. Kenneth White


/s/ Calvin R. Wilbanks                      Director
- ---------------------------------------
Calvin R. Wilbanks

                                 EXHIBIT INDEX

Exhibit                                                               Sequential
  No.                    Description                                   Page No.
- -------                  -----------                                  ----------


 4(a)* Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(a) to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on April 21, 1995 (Reg. No. 33-57915)).

 4(b)* Bylaws, as amended, of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1989, previously filed with the Securities and Exchange Commission), together with an amendment thereto (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1990, previously filed with the Securities and Exchange Commission (File No. 0-13153)).

 5 Opinion of Counsel, Powell, Goldstein, Frazer & Murphy, with respect to the securities being registered.

 10 Habersham Bancorp Amended and Restated Incentive Stock Option Plan (Incorporated herein by reference to Exhibit 10.2 to the Registrant's Form 10-KSB for the fiscal year and December 31, 1993, previously filed with the Securities and Exchange Commission (File No. 0-13153)).

 23(a)    Consent of counsel (included in Exhibit 5).

 23(b)    Consent of Deloitte & Touche LLP, independent auditors.

 24       Power of Attorney (see signature pages to this Registration
          Statement).


_________________
* Indicates exhibit incorporated herein by reference to another public filing.